Exhibit (h)(2)(j)
SCHEDULE A
ADMINISTRATION and SHAREHOLDER SERVICES AGREEMENT
PL Portfolio Optimization Conservative
PL Portfolio Optimization Moderate-Conservative
PL Portfolio Optimization Moderate
PL Portfolio Optimization Moderate-Aggressive
PL Portfolio Optimization Aggressive
PL Money Market Fund
PL Floating Rate Loan Fund
PL Small-Cap Value Fund
PL Main Street Core Fund
PL Emerging Markets Fund
PL Small-Cap Growth Fund
PL International Value Fund
PL Large-Cap Value Fund
PL Short Duration Bond Fund
PL Growth LT Fund
PL Mid-Cap Equity Fund
(formerly called Mid-Cap Value)
PL Large-Cap Growth Fund
PL International Large-Cap Fund
PL Managed Bond Fund
PL Inflation Managed Fund
PL Comstock Fund
PL Mid-Cap Growth Fund
PL Real Estate Fund
          Effective: July 1, 2008
AGREED TO & ACCEPTED BY:
PACIFIC LIFE FUNDS

By:	/s/ Mary Ann Brown

Name:	Mary Ann Brown
Title:	President
PACIFIC LIFE FUND ADVISORS LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee

Name:	Howard T. Hirakawa	Name:	Laurene E. MacElwee
Title:	VP, Fund Advisor Operations	Title:	AVP, Fund Advisor Compliance & Assistant Secretary